EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B: Accountant's report on internal control.

EXHIBIT B:
   Attachment to item 77C: Matters submitted to a vote of security holders

EXHIBIT C:
  Attachment to item 77I: Terms of new or amended securities

EXHIBIT D:
  Attachment to item 77K: Changes in Registrant's certifying accountant

EXHIBIT E:
   Attachment to item 77Q1(a): Amended By-Laws

EXHIBIT F:
   Attachment to item 77Q1(f): Letter from KPMG LLP

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EXHIBIT A:

Independent Auditors' Report

To the Shareholders and Board of Directors
M.S.B. Fund, Inc.:

In planning and performing our audit of the financial statements M.S.B. Fund, Inc. for the year ended December 31, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of M.S.B. Fund, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, error or fraud may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving internal control and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1998.

This report is intended solely for the information and use of management, the Trustees of M.S.B. Fund, Inc., and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

KPMG LLP
Philadelphia, PA
February 5, 1999



EXHIBIT B

The Annual Meeting of Stockholders held April 22, 1998 and the election of directors, are incorporated herein by reference to the Form N30-D filed with the Securities and Exchange Commission on August 17, 1998.



EXHIBIT C:

The amended and restated by-laws dated January 22, 1998, are incorporated herein by reference to Post-Effective Amendment
No. 40 to the Fund's registration statement on Form N-1A that was filed with the Commission on April 30, 1998.



EXHIBIT D:

     Subject to approval by the
stockholders, the Board of Directors on
January 21, 1999, selected the firm of
Arthur Andersen LLP, 1601 Market
Street, Philadelphia, Pennsylvania, to
replace KPMG LLP as the Fund's
independent auditors for the fiscal
year ending December 31, 1999.  This
decision was recommended to the Board
of Directors by the Audit Committee
after a review of competing fee and
service proposals by Arthur Andersen
LLP and KPMG LLP.

     KPMG LLP has served as the
independent accountants of the Fund
since 1989.  None of the reports of
KPMG LLP on the financial statements of
the Fund for the last two fiscal years
contained any adverse opinion or
disclaimer of opinion, or was qualified
or modified as to uncertainty, audit
scope or accounting principles.
Moreover, there were no disagreements
during such fiscal years, or the
interim period between January 1, 1999,
through January 21, 1999, between the
Fund and KPMG LLP with respect to any
matter of accounting principles or
practices, financial statement
disclosure, or auditing scope or
procedure, which disagreements, if not
resolved to the satisfaction of KPMG
LLP, would have caused it to make
reference to the subject matter of the
disagreements in connection with its
reports.



EXHIBIT E:

The amended and restated by-laws dated January 22, 1998, are incorporated herein by reference to Post-Effective Amendment
No. 40 to the Fund's registration statement on Form N-1A that was filed with the Commission on April 30, 1998.


EXHIBIT F:

Securities and Exchange Commission
Washington, D.C. 20549

February 19, 1999

Ladies and Gentlemen:

We were previously principal accountants for M.S.B. Fund, Inc. (the "Fund") and, under the date of February 5, 1999, we reported on the financial statements of the Fund as of and for the year ended December 31, 1998. On January 21,
1999, our appointment as principal accountants was terminated. We have read the Fund's statement included under Sub-Item 77K of its Form N-SAR dated February 19,
1999, and we agree with such statements.

Very truly yours,

KPMG LLP